Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned Directors of Arconic Inc. (the “Company”) hereby constitutes and appoints KEN GIACOBBE, PETER HONG, W. PAUL MYRON and KATHERINE H. RAMUNDO, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to do any and all acts and things and to execute any and all instruments that said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or may be required:

(1) To enable the Company to comply with the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing under the 1934 Act of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Annual Report”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to the 2018 Annual Report to be filed with the Commission and to any instruments or documents filed as part of or in connection with the 2018 Annual Report, including any amendments or supplements thereto;

(2) To enable the Company to comply with the Securities Act of 1933, as amended (the “1933 Act”), and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act during 2019 of the offer and sale or delivery of shares of common stock of the Company to be issued under the 2013 Arconic Stock Incentive Plan, as such plan may be amended and/or restated from time to time (including any amendments thereto or restatements thereof, the “2013 Plan”), the 2009 Alcoa Stock Incentive Plan (the “2009 Plan”), the RTI International Metals, Inc. 2014 Stock and Incentive Plan, as amended (the “RTI 2014 Plan”) and the RTI International Metals, Inc. 2004 Stock Plan, as amended (the “RTI 2004 Plan”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the 2013 Plan, the 2009 Plan, the RTI 2014 Plan or the RTI 2004 Plan, or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and

(3) To enable the Company to comply with the 1933 Act, and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act during 2019 of the offer and sale or delivery of shares of common stock of the Company, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and

(4) To enable the Company to comply with the 1933 Act, and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act during 2019 of the offer and sale or delivery of shares of common stock of the Company to be issued under the Company’s employee retirement savings plans (together with interests in such plans), including, without limitation, the Arconic Bargaining Retirement Savings Plan, the Arconic Salaried Retirement Savings Plan, the Arconic Hourly Non-Bargaining Retirement Savings Plan, the Arconic Fastener Systems and Rings Retirement Savings Plan, the Arconic Retirement Savings Plan for ATEP Bargaining Employees, and employee retirement or other savings plans sponsored by the Company or its subsidiaries or entities acquired by the Company from time to time (the “Plans”), including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned in the capacity of Director of the Company to any registration statement on Form S-8, or on such other form as may be appropriate, to be filed with the Commission in respect of said shares and the Plans (or interests in such Plans), or any of them, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or any such amendments or supplements thereto; and

(5) To enable the Company to comply with the 1933 Act, and any rules, regulations or requirements of the Commission in respect thereof, in connection with the registration under the 1933 Act on an unallocated basis of the Company’s securities, including debt securities, preferred stock, common stock and hybrid securities (including convertible or exchangeable securities); warrants to purchase debt or equity securities of the Company; stock purchase contracts and stock purchase units; and trust preferred securities of a trust or similar vehicle and related guarantees thereof by the Company, including specifically, but without limiting the generality of the foregoing, power and authority (i) to sign the name of each of the undersigned in the capacity of Director of the Company to one or more registration statements on Form S-3 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable (including any registration statement filed pursuant to Rule 462 under the 1933 Act), and to any and all amendments and post-effective amendments and supplements to any such registration statements, and to any and all instruments or documents filed as part of or in connection with any such registration statements or amendments or supplements thereto, and (ii) to file the same with all exhibits thereto with the Commission; and

granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

This power of attorney will be governed by and construed in accordance with the laws of the State of Delaware. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney. This power of attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one power of attorney.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 13th day of February 2019.

/s/ James F. Albaugh	/s/ Amy E. Alving
James F. Albaugh	Amy E. Alving

/s/ Christopher L. Ayers	/s/ Arthur D. Collins, Jr.
Christopher L. Ayers	Arthur D. Collins, Jr.

/s/ Elmer L. Doty	/s/ Rajiv L. Gupta
Elmer L. Doty	Rajiv L. Gupta

/s/ David P. Hess	/s/ Sean O. Mahoney
David P. Hess	Sean O. Mahoney

/s/ David J. Miller	/s/ E. Stanley O’Neal
David J. Miller	E. Stanley O’Neal

/s/ Ulrich R. Schmidt
Ulrich R. Schmidt